                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SLADE'S FERRY BANCORP.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ------------------------------------------------------------
         (5)   Total fee paid:

               ------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

               ------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------
         (3)   Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

               ------------------------------------------------------------

                                                             April 10, 2007

Dear Shareholder,

      You are cordially invited to attend the Annual Meeting of Shareholders of Slade's Ferry Bancorp. to be held on Wednesday, May 16, 2007 at 10:00 a.m. at the Advanced Technology and Manufacturing Center (ATMC), 151 Martine Street, Fall River, Massachusetts 02723.

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of Slade's Ferry Bancorp., and you will have an opportunity to ask questions.

      The Board of Directors of Slade's Ferry Bancorp. has determined that a vote for the election of each of the nominees as directors is in the best interests of Slade's Ferry Bancorp. and its shareholders and unanimously recommends a vote "FOR" each of the nominees.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Slade's Ferry Bancorp., we thank you for your continued support and look forward to seeing you at the annual meeting.

                                       Sincerely,

                                       /s/ Paul C. Downey

                                       Paul C. Downey
                                       Lead Independent Director

 SLADE'S FERRY BANCORP., 100 Slades Ferry Avenue, Somerset, Massachusetts 02726
        TEL (508) 675-2121 *** FAX (508) 675-1751 *** www.sladesbank.com

                             SLADE'S FERRY BANCORP.
                             100 Slades Ferry Avenue
                          Somerset, Massachusetts 02726
                                 (508) 675-2121

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  Date:     Wednesday, May 16, 2007
                  Time:     10:00 a.m., Eastern Time
                  Place:    Advanced Technology and Manufacturing
                            Center (ATMC)
                            151 Martine Street
                            Fall River, Massachusetts  02723

      At our 2007 annual meeting, we will ask you to:

      1. Elect five Class Three Directors, each to hold office for a term set to expire in 2010.

      2. Transact any other business as may properly be brought before the annual meeting or any adjournment thereof.

      You may vote at the annual meeting if you were a shareholder of Slade's Ferry Bancorp. at the close of business on March 16, 2007, the record date. Shareholders who are unable to be present personally may attend the meeting by proxy. Such shareholders are requested to date, sign, and return the enclosed proxy card, which may be revoked at any time before it is voted.

                                       By Order of the Board of Directors,

                                       /s/ Peter G. Collias

                                       Peter G. Collias,

                                       Clerk/Secretary

Somerset, Massachusetts

April 10, 2007

===============================================================================
You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting.
===============================================================================

                             SLADE'S FERRY BANCORP.
                             100 Slades Ferry Avenue
                          Somerset, Massachusetts 02726
                                 (508) 675-2121

                                 PROXY STATEMENT
                                     FOR THE
                       2007 ANNUAL MEETING OF SHAREHOLDERS
                                  May 16, 2007
                               GENERAL INFORMATION

GENERAL

      Slade's Ferry Bancorp. is a Massachusetts corporation that is registered as a bank holding company and owns all of the capital stock of Slade's Ferry Trust Company. The term "annual meeting," as used in this Proxy Statement, includes any adjournment or postponement of such meeting. As used in this Proxy Statement, the term "Company" means Slade's Ferry Bancorp. and the term "Bank" means Slade's Ferry Trust Company.

      We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting. This process is described in the section below entitled "Voting Rights."

      We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about April 10, 2007 to all shareholders entitled to vote. If you owned common stock of Slade's Ferry Bancorp. at the close of business on March 16, 2007, the record date, you are entitled to vote at the annual meeting. On the record date, there were 4,050,291 shares of common stock outstanding.

QUORUM

      A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

      You are entitled to one vote at the annual meeting for each share of the common stock of Slade's Ferry Bancorp. that you owned as of the close of business on March 16, 2007, the record date. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares "FOR" the election of each of the nominees named on the proxy card as directors.

      If any other matter is properly presented at the annual meeting, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the annual meeting, other than the proposal listed in the Notice of Annual Meeting.

VOTE REQUIRED

Proposal 1: Election of Five    The nominees for director who receive the most
Class Three Directors           votes will be elected. So, if you do not vote
                                for a nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of director nominees.

EFFECT OF BROKER NON-VOTES

      If your broker holds shares that you own in "street name," the broker may vote your shares on the proposal listed above even if the broker does not receive instructions from you. If your broker does not vote on a proposal, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote:

      o Proposal 1: Election of Five Class Three Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

REVOKING YOUR PROXY

      You may revoke your proxy at any time before it is voted by:

      o     filing a written revocation of the proxy with our Clerk/Secretary;

      o     submitting a signed proxy card bearing a later date; or

      o attending and voting in person at the annual meeting, but you also must file a written revocation with the Clerk/Secretary of the annual meeting prior to the voting.

      If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the annual meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Slade's Ferry Bancorp.

SOLICITATION OF PROXIES

      The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying materials, will be borne by Slade's Ferry Bancorp. Regular employees of Slade's Ferry Bancorp. or Slade's Ferry Trust Company may solicit proxies in person, by mail, or by telephone, but no employee will receive any compensation for solicitation activities in addition to his or her regular compensation. In addition, we have engaged Georgeson Inc., a proxy soliciting firm, to solicit proxies on our behalf for a fee of $5,000 plus reasonable out-of-pocket expenses. Expenses may include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

      If you would like an additional copy of our Annual Report on Form 10-K, including our audited financial statements for the fiscal year ended December 31, 2006, we will send you one (without exhibits) free of charge. Please write to Deborah A. McLaughlin, Executive Vice President, Chief Financial Officer, Chief Operations Officer and Treasurer, Slade's Ferry Bancorp., 100 Slades Ferry Avenue, Somerset, Massachusetts 02726.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information about the shares of Slade's Ferry Bancorp. common stock beneficially owned by each director and nominee for director, by each named executive officer identified in the Summary Compensation Table included elsewhere in this Proxy Statement and by all executive officers and directors as a group as of March 16, 2007. We know of no person who beneficially owned more than 5% of the outstanding shares of our common stock as of as of March 16, 2007 based upon filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of any shares of common stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 16, 2007. As used in this Proxy Statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

                                       Amount and Nature of
Name of Beneficial Owner               Beneficial Ownership    Percent of Class
------------------------               --------------------    ----------------

Peter G. Collias, Director                  29,299 (1)                 *
Anthony F. Cordeiro, Director               33,046 (2)                 *
Scott W. Costa, P.E., Director               7,100 (3)                 *
Paul C. Downey, Lead Director               14,000 (4)                 *
Melvyn A. Holland, Director                 16,920 (5)                 *
Mary Lynn D. Lenz, Director,                47,003 (6)                1.16
  President and Chief Executive
  Officer
Jean F. MacCormack, Ed.D, Director           2,050 (7)                 *
Francis A. Macomber, Director              125,377 (8)                3.10
Deborah A. McLaughlin,                      10,669 (9)                 *
  Executive Vice President, Chief
  Financial Officer, Chief Operations
  Officer and Treasurer
Joan Parkos Moran, Director                  3,575 (10)                *
Majed Mouded, MD, Director                  81,369 (11)               2.01
Shaun O'Hearn, Sr., Director                31,668 (12)                *
Lawrence J. Oliveira, DDS, Director         53,959 (13)               1.33
William J. Piccerelli, CPA, CVA,               100                     *
  Director
Carl Ribeiro, Director                       5,500 (14)                *
William J. Sullivan, Director               58,868 (15)               1.45
Manuel J. Tavares, Senior
  Vice President                            15,199 (16)                *
David F. Westgate, Director                 21,074 (17)                *
All Executive Officers and
  Directors as a Group (18 persons)        556,774                   13.75

                         (footnotes on following page)

------------------
*     Less than 1.00% of outstanding shares of common stock.
(1)   Includes 9,009 shares held jointly with spouse and 10,000 options.
(2)   Includes 1,860 shares held by spouse and 8,000 options.
(3)   Includes 2,000 options.
(4) Includes 2,000 shares held jointly with spouse, 2,000 shares owned as trustee for business profit sharing plan and 8,000 options.
(5)   Includes 12,000 options.
(6)   Includes 44,000 options.
(7)   Includes 2,000 options.
(8) Includes 2,372 shares held by a pension trust of LeComte's Dairy of which Mr. Macomber is President and a Director, 98,493 shares held in revocable trust, 7,103 shares held as custodian for other family members, and 12,000 options.
(9)   Includes 10,125 options.
(10)  Includes 2,000 options.
(11) Includes 62,085 shares held jointly with spouse, 5,799 shares held jointly by spouse and child, and 12,000 options.
(12) Includes 12,564 shares beneficially owned as trustee for business profit sharing plan and 12,000 options.
(13) Includes 37,625 shares beneficially owned as trustee for business profit sharing plan and 12,000 options.
(14) Includes 1,000 shares held in a SEP IRA, 1,000 shares held jointly with spouse, 500 shares held in son's name, and 2,000 options.
(15) Includes 600 shares held jointly with spouse, 522 shares held jointly with children, 16,040 shares held in a revocable trust, 16,040 shares held in a revocable trust for his spouse, and 12,000 options.
(16) Includes 4,796 shares held jointly with spouse and children, 68 as custodian for family members and 10,335 options.
(17)  Includes 12,000 options.

                    -----------------------------------------

                                  PROPOSAL ONE

                        ELECTION OF CLASS THREE DIRECTORS

                    -----------------------------------------

      Our bylaws provide that the Board of Directors must consist of at least seven but not more than twenty-five members. The Board of Directors is divided into three approximately equal classes which serve staggered three-year terms such that only one class (approximately one-third of the directors) is elected each year. At the 2007 annual meeting, shareholders are being asked to elect the following Class Three directors:

              Nominees                             Term to Expire
              -------------------------------      --------------

              Paul C. Downey                            2010

              Mary Lynn D. Lenz                         2010

              Majed Mouded, MD                          2010

              William J. Piccerelli, CPA, CVA           2010

              David F. Westgate                         2010

      Each of the nominees is currently serving on Slade's Ferry Bancorp.'s Board of Directors. If you elect the nominees above, they will hold office until the annual meeting in 2010 or until their successors have been elected or qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. If for any reason any nominee proves unable or unwilling to stand for election, the Board of Directors will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board of Directors has no reason to believe that any of its nominees would prove unable to serve if elected.

===============================================================================
The Board of Directors unanimously recommends a vote "FOR" all of the nominees for election as directors.
===============================================================================


                               INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Nominees and Continuing Directors

                                               Term                     Position(s) Held
Nominees                           Age (1)    Expires    Class    with Slade's Ferry Bancorp.    Director Since (2)
-------------------------------    -------    -------    -----    ---------------------------    ------------------
Paul C. Downey                       43         2007     Three     Lead Independent Director            2003

Mary Lynn D. Lenz                    52         2007     Three      Director, President and             2002
                                                                    Chief Executive Officer

Majed Mouded, MD                     65         2007     Three              Director                    1993

William J. Piccerelli, CPA, CVA      63         2007     Three              Director                    2006

David F. Westgate                    66         2007     Three              Director                    1997

                                               Term                     Position(s) Held
Continuing Directors               Age (1)    Expires    Class    with Slade's Ferry Bancorp.    Director Since (2)
-------------------------------    -------    -------    -----    ---------------------------    ------------------

Peter G. Collias                     75         2009     Two                Director                    1973

Anthony F. Cordeiro                  45         2008     One                Director                    2003

Scott W. Costa, P.E.                 51         2008     One                Director                    2005

Jean F. MacCormack, Ed.D             60         2009     Two                Director                    2005

Joan Parkos Moran                    55         2008     One                Director                    2005

Shaun O'Hearn, Sr.                   61         2009     Two                Director                    1997

Lawrence J. Oliveira, DDS            62         2008     One                Director                    1997

Carl Ribeiro                         60         2009     Two                Director                    2005

William J. Sullivan                  67         2009     Two                Director                    1985

                                               Term                     Position(s) Held
Retiring Directors                 Age (1)    Expires    Class    with Slade's Ferry Bancorp.    Director Since (2)
-------------------------------    -------    -------    -----    ---------------------------    ------------------

Melvyn A. Holland, CPA (3)           69         2009     Two                Director                    1997

Francis A. Macomber  (3)             77         2007     Three              Director                    1980

------------------
(1)   At March 31, 2007.
(2)   Includes years of service as a director of Slade's Ferry Trust Company.
(3)   Both Directors to retire following the Annual Meeting.

Biographical Information

      The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held the position described for the last five years.

Nominees

      Paul C. Downey: Lead Independent Director of Slade's Ferry Bancorp. since June 2006. President of Sakonnet Properties, Inc., a real estate development firm in New Bedford, Massachusetts.

      Mary Lynn D. Lenz: President and Chief Executive Officer of Slade's Ferry Trust Company since September 9, 2002 and President and Chief Executive Officer of Slade's Ferry Bancorp. since November 12, 2002. Executive Vice President, Director of Retail Banking at Citizens Bank of Massachusetts from 1998 to 2002.

      Majed Mouded, MD: Physician and endocrinologist, on active staff at St. Anne's Hospital in Fall River, Massachusetts.

      William J. Piccerelli, CPA, CVA: Certified Public Accountant since August 1966 and Certified Valuation Analyst since December 1977. One of the Founders and Partner of Piccerelli, Gilstein & Co., LLP in Providence, Rhode Island.

      David F. Westgate: President of Quequechan Management Corp., a management consulting firm in Fall River, Massachusetts. Vice Chair of Slade's Ferry Bancorp. since October 2003.

Continuing Directors

      Peter G. Collias: Principal Attorney of the Law Offices of Peter G. Collias in Fall River, Massachusetts.

      Anthony F. Cordeiro: President and Managing Partner of Anthony F. Cordeiro Insurance Agency, LLC since 1988.

      Scott W. Costa, P.E.: Treasurer and co-owner of Bufftree Building Co., Inc, a general contractor overseeing design and business development from 1993 to present, and co-owner of Kirsam LLC, an investment partnership.

      Jean F. MacCormack, Ed.D: Chancellor serving as Chief Executive Officer of the University of Massachusetts, Dartmouth since 1999. Previously served as Chancellor and Chief Financial Officer of the University of Massachusetts, Boston.

      Joan Parkos Moran: Chairperson, Chief Executive Officer and Owner of Alga Plastics Company in Cranston, Rhode Island, a manufacturer of protective packaging for medical, electronics, and consumer industries, from 2002 to present. President and Chief Operations Officer of Alga Plastics Company from 1998 to 2002.

      Shaun O'Hearn, Sr.: President of Bolger & O'Hearn, Inc., a color and chemicals company in Fall River, Massachusetts.

      Lawrence J. Oliveira, DDS: Orthodontist with practices in New Bedford and Mattapoisett, Massachusetts.

      Carl Ribeiro: Owner and President of Carlson Southcoast Corporation, a holding company for several food entities in New Bedford, Massachusetts, Chair of Famous Foods, a internet food distributor in New Bedford, Massachusetts and President of Advanced Antenna Technologies, an antenna development company in New Bedford, Massachusetts.

      William J. Sullivan: President and a director of Sullivan Funeral Homes, Inc. of Fall River and Somerset, Massachusetts.

Executive Officers Who Are Not Directors

      Deborah A. McLaughlin: Chief Financial Officer and Chief Operations Officer of Slade's Ferry Bancorp. and Slade's Ferry Trust Company since June 2003, Treasurer since 2004 and Executive Vice President since 2005. Executive Vice President of NSTAR, a utility provider in Boston, Massachusetts, from 1999 to 2001. NSTAR is a publicly owned utility with revenues of $2.6 billion that transmits and delivers electricity and natural gas to 1.3 million residential and business customers in more than 200 communities. NSTAR was formed by the merger of Boston Edison and Commonwealth Energy System in 1999.

      Manuel J. Tavares: Senior Vice President of Slade's Ferry Bancorp. and Senior President and Senior Lending Officer of Slade's Ferry Trust Company since 1989.

Meetings of the Board of Directors

      Regular meetings of the Board of Directors of Slade's Ferry Bancorp. are held quarterly and special meetings are held when necessary. Regular meetings of the Board of Directors of Slade's Ferry Trust Company are held monthly and special meetings are held when necessary. During 2006, the Board of Directors of Slade's Ferry Bancorp. held four regular quarterly meetings and four special meetings. The Board of Directors of Slade's Ferry Trust Company held 12 regular monthly meetings and fourteen special meetings. In addition to membership on the Board, members may also serve on one or more standing committees.

      All of the directors attended at least 75% of the total meetings of the Slade's Ferry Bancorp. Board of Directors and their assigned committees except for Melvyn A. Holland, CPA, Majed Mouded, MD and William J. Sullivan.

Committees of the Board of Directors

      The standing committees of the Slade's Ferry Bancorp. Board of Directors are the Executive Committee, Compensation Committee, Audit Committee, and Corporate Governance Nominating Committee.

Executive Committee      The Executive Committee met thirty times in 2006, and
                         generally acts on most matters between regular Board meetings. Its members are Anthony F. Cordeiro, Paul C.
                         Downey, Mary Lynn D. Lenz, Shaun O'Hearn, Sr., Lawrence
                         J. Oliveira DDS, William J. Sullivan, and David F.
                         Westgate. In the event of extended absences occurring on the Executive Committee, other directors serve as temporary replacements.

Compensation             Committee The Compensation Committee reviews the
                         compensation and benefits of our executives and officers and sets salaries and bonuses subject to the approval of the Board of Directors. The Board of Directors has adopted a written charter for the Compensation Committee which may be found on our website at www.sladesbank.com under the caption
                         "Shareholder Services".

                         The Compensation Committee held fifteen meetings during the past year. Its members are Paul C. Downey, Chair, Jean F. MacCormack, Ed.D., Joan Parkos Moran, William
                         J. Sullivan and David F. Westgate. All of the members of the Compensation Committee qualify as "independent" under the definition set forth in Rule 4200(a)(15) of the National Association of Securities Dealers.

Audit Committee          The Audit Committee oversees and monitors our financial
                         reporting process and internal control system, reviews the internal audit plan, reviews and evaluates the audit performed by our independent registered public accounting firm, reviews the practices and findings of the internal audit department and reports any substantive issues found during the audit to the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee which may be found on our website at www.sladesbank.com under the caption "Shareholder Services".

                         The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee also reviews and approves all transactions with affiliated parties. The Audit Committee held seven meetings during the past year. Its members are Carl Ribeiro, Chair, Paul C. Downey, Melvyn
                         A. Holland, Shaun O'Hearn, Sr., William J. Piccerelli, CPA, CVA, and Lawrence J. Oliveira, DDS. All of the members of the Audit Committee qualify as "independent" under the definition set forth in Rule 4200(a)(15) of the National Association of Securities Dealers. The Board of Directors has determined that Mr. Piccerelli qualifies as an "audit committee financial expert" as the term is defined by Securities and Exchange Commission regulations.

Corporate Governance/    The Corporate Governance/Nominating Committee, which
Nominating Committee     held seven meetings during the past year, provides
                         advice and guidance to the Board of Directors regarding the number, qualifications and performance of the directors, and recommends individuals to the Board for election as directors. The Committee also monitors the adequacy of the Board's structure, communications, and procedures and ensures that each director is informed and diligent regarding the fulfillment of his/her duties. It is the responsibility of the Corporate
                         Governance/Nominating Committee to recruit individuals to serve as directors whose qualifications meet the organization's needs, and to recommend these individuals to the Board for election as directors. Its members are Lawrence J. Oliveira, DDS, Chair; Paul C. Downey, Shaun O'Hearn, Sr., Carl
                         Ribeiro, Scott W. Costa, P.E., and David F. Westgate.
                         All members qualify as "independent" under the definition set forth in Rule 4200(a)(15) of the National Association of Securities Dealers.

                         The Board of Directors has adopted a written charter for the Corporate Governance/Nominating Committee which may be found on our website at www.sladesbank.com under the caption "Shareholder Services".

                         It is the policy of the Corporate Governance Nominating Committee that shareholders may recommend nominees for election to the Board of Directors, in a manner consistent with our bylaws. Shareholder nominations must be made by notice in writing to the Clerk/Secretary not less than 60 days in advance of the date of the our Proxy Statement was released to shareholders in connection with the previous year's annual meeting. Such notice must set forth: (i) as to each person whom such stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving notice (x) the name and address of such shareholder and (y) the class and number of shares of Slade's Ferry Bancorp. capital stock that are beneficially owned by such stockholder.

                         It is the policy of the Committee to recommend individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Nominating/Corporate Governance Committee in the same manner as nominees that are identified by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee may also hire a third party to assist in identifying or evaluating potential nominees.

                         Nominees Paul C. Downey, Mary Lynn D. Lenz, Majed Mouded, MD, William J. Piccerelli, CPA, CVA, and David
                         F. Westgate were each recommended to the Board of Directors for nomination by the Corporate Governance/Nominating Committee.

Shareholder Communications

      Shareholders may contact our Board of Directors, our independent directors as a group or an individual director by contacting the Clerk/Secretary, Slade's Ferry Bancorp., 100 Slades Ferry Avenue,

Somerset, Massachusetts 02726. All comments will be forwarded directly to the Board of Directors, our independent directors as a group or an individual director as indicated.

      It is our policy that all directors and nominees should attend the annual meeting. At the 2006 annual meeting, twelve members of the Board of Directors were in attendance.

                             AUDIT COMMITTEE REPORT

Audit Committee Report

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

      During the 2006 fiscal year, the Audit Committee met seven times to discuss matters consistent with its duties. The Audit Committee's membership was comprised of Directors Downey, Holland, O'Hearn, Oliveira, Piccerelli, and Ribeiro, with Carl Ribeiro serving as Chair.

      Each member of the Audit Committee is independent as defined under NASDAQ stock market listing standards. We believe that Director Piccerelli qualifies as an Audit Committee Financial Expert, as that term is defined by SEC regulations, and our Board of Directors has designated Director William J. Piccerelli, CPA, CVA as such. The Audit Committee operates under a written charter approved by the Board of Directors. The Audit Committee Charter may be found on our website at www.sladesbank.com under the caption "Shareholder Services".

      The Audit Committee assists the Board by overseeing the audit scope and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. The primary duties and responsibilities of the Audit Committee are to: (1) serve as an independent and objective party to monitor Slade's Ferry Bancorp.'s financial reporting process and internal control systems; (2) select and monitor the independent registered public accounting firm; (3) pre-approve all audit and permissible non-audit services performed by external auditors; (4) review and appraise the audit efforts of Slade's Ferry Bancorp.'s independent registered public accounting firm and internal audit department; (5) review Slade's Ferry Bancorp.'s quarterly financial performance, as well as its compliance with laws and regulations; (6) oversee management's establishment and enforcement of financial policies; (7) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department, and the Board of Directors; and (8) establish procedures for the receipt, retention and treatment of complaints or concerns, including confidential employee submissions about accounting, internal accounting controls or auditing matters.

      The Audit Committee has reviewed and discussed the audited financial statements of Slade's Ferry Bancorp. for the fiscal year ended December 31, 2006 with management and Wolf & Company, P.C., Slade's Ferry Bancorp.'s independent registered public accounting firm for the fiscal year ended December 31, 2006. The Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Wolf & Company, P.C.

      The Audit Committee has received the written disclosures and the letter from Wolf & Company, P.C. required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), as may be modified or supplemented, has discussed with Wolf & Company, P.C. the independence of Wolf & Company, P.C., and considered whether the provision of non-audit services by Wolf & Company, P.C. is compatible with maintaining the auditor's independence.

      Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that Slade's Ferry Bancorp.'s audited financial statements be included in Slade's Ferry Bancorp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

                                       Audit Committee:

                                       Carl Ribeiro, Chair
                                       Paul C. Downey
                                       Melvyn A. Holland
                                       Shaun O'Hearn, Sr.
                                       Lawrence J. Oliveira, DDS
                                       William J. Piccerelli CPA, CVA

Appointment of Independent Registered Public Accounting Firm

      The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to continue as Slade's Ferry Bancorp.'s independent registered public accounting firm for 2007. Wolf & Company, P.C. is expected to have a representative available at the annual meeting, who will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.

      Effective March 14, 2005, the Audit Committee of the Board of Directors dismissed Shatswell, MacLeod & Company, P.C. ("Shatswell") as the Company's independent registered public accounting firm. Pursuant to its charter, the Audit Committee has sole authority to terminate and to appoint the Company's independent registered public accounting firm. Accordingly, the dismissal of Shatswell was approved solely by the Audit Committee.

      The audit reports of Shatswell on the Company's consolidated financial statements as of and for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During 2004, there were no disagreements with Shatswell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Shatswell's satisfaction, would have caused it to make reference in connection with its report to the subject matter of the disagreement.

      The Company provided Shatswell with a copy of the foregoing disclosure and requested that Shatswell furnish the Company with a letter addressed to the SEC stating whether it agrees with these statements. Copies of the confirming letters from Shatswell dated March 18, 2005 and March 30, 2005 were attached as Exhibits 16.1 to the Company's Form 8-K filed with the SEC on March 18, 2005 and Form 8-K/A filed with the SEC on March 30, 2005, respectively.

      On March 14, 2005, the Audit Committee appointed Wolf & Company, P.C. as the Company's independent registered public accounting firm for the purpose of auditing the Company's consolidated financial statements for the year ended December 31, 2005.

Audit Fees

      For the fiscal years ended December 31, 2006 and 2005, Slade's Ferry Bancorp. retained as its registered public accounting firm Wolf & Company, P.C., to provide audit and other services.

      The following table displays the aggregate fees for professional services for the audit of the financial statements for the years ended December 31, 2006 and 2005 and fees billed for other services during those periods by Wolf & Company, P.C.

                                                 2006        2005
                                               --------    --------

             Audit fees (1)................    $160,000    $104,500
             Audit-related fees (2)........      12,000      19,000
             Tax fees (3)..................      19,000      13,000
             All other fees  ..............           -           -
                                               --------    --------
               Total                           $191,000    $136,500
                                               ========    ========
------------------
(1) Audit fees relate to the audit of the Company's annual consolidated financial statements as well as reviews of consolidated financial statements included in the Form 10-Q filings.
(2) Audit-related fees pertain to services related to the Company's filing Form 8-K pertaining to defined benefit plan accounting in 2005 and fees related to the audit of the Company's defined benefit plan in 2006.
(3) Tax fees consist of tax return preparation and other tax matters. Pre-approval of Policies and Procedures

      Pre-approval of Services. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described below which, if not pre-approved, are approved by the committee prior to completion of the audit.

      Exception. The pre-approval requirement set forth above, shall not be applicable with respect to non-audit services if:

      (i) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

      (ii) Such services were not recognized by us at the time of the engagement to be non-audit services; and

      (iii) Such services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the committee.

      During the year ended December 31, 2006, the Audit Committee pre-approved 100% of the services performed by Wolf & Company, P.C.

      Delegation. The Audit Committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full committee at its next scheduled meeting.

                              DIRECTOR COMPENSATION

Meeting Fees

      Directors are paid $500 for each Board meeting attended. In addition, Executive Committee members are paid $350 for each Executive Committee meeting attended. During 2006, the Chair of the Board of the Slade's Ferry Bancorp. and Slade's Ferry Trust Company was paid an annual retainer of $3,500 for each position and the Vice Chair of Slade's Ferry Bancorp. and Slade's Ferry Trust Company was paid an annual retainer of $1,500 for each position. Going forward, the Lead Independent Director will be paid an annual retainer of $5,000 for each position. The Clerk/Secretary of the Bank is paid an annual fee of $5,000 and an additional fee of $2,000 for holding the same position for Slade's Ferry Bancorp. Members of all other committees receive $300 per meeting attended, a $300 annual fee for serving on such committees and an annual retainer of $1,500 for serving on the Board. The chairs of the Audit Committee and the Compensation Committee each receive $2,000 annually. The chairs of other committees receive $500 annually for chairing such committees. The aggregate amount of fees paid to such directors for the year ended December 31, 2006 was $311,150. Executive officers are not compensated separately for their services as director.

Stock Option Grants

      Each non-employee director receives an automatic grant each year of an option for 2,000 shares of the Company's common stock under the Automatic Grant Program of the Company's 2004 Equity Incentive Plan (the "Plan"). Options granted under the Automatic Grant Program are subject to the terms and conditions of the Plan and all options previously granted under the Automatic Grant Program are exercisable immediately at a price per share equal to the market price on the date of grant.

Life Insurance

      The Bank provides for each insurable member of the Board of Directors an endorsement method split dollar plan with title and ownership residing with the Bank. The insured has the right to designate a beneficiary to receive the insured Director's share of the proceeds payable upon the death of the insured Director. The Bank is responsible for the payment of the premiums, and annually the insured receives a taxable benefit equal to the assumed cost of insurance as required by the IRS. The agreement terminates if the insured Director leaves the service of the Bank prior to five full years of service, or if the insured Director is terminated for cause. The amount of the death benefit is based on insurability and age of each director. The death benefit declines annually based on a projected schedule, which is also conditional on the Bank's after tax cost of money and policy income.

Directors' Retirement Plan

      The Bank established the Slade's Ferry Trust Company Director Supplemental Retirement Program which was designed to provide an annual benefit upon retirement from the board based on years of service. The program provides a pre-retirement index benefit, and a post-retirement index benefit. The indexed pre-retirement benefit is the difference between the Bank's annual after tax cost of money and policy income from a bank-owned life insurance policies. The annual pre-retirement index benefit is credited to the benefit account of directors. The estimated post-retirement index benefit is accrued over each directors' required service period. The benefit is paid annually during the Director's lifetime. The

Bank has amended this program for all directors as of December 2006, each director was paid out in January 2007.

      The following table sets forth information regarding compensation earned by the non-employee directors of the Company during the last fiscal year.

                                                                      Change in Pension Value
                                     Fees Earned                          and Nonqualified
                                       or Paid       Option Awards     Deferred Compensation         All Other
              Name                 in Cash ($)(1)        ($)(2)                ($)(3)            Compensation ($)    Total ($)
-------------------------------    --------------    -------------    -----------------------    ----------------    ---------

Peter G. Collias                       $23,000          $10,140               $     -                   $-            $33,140
Anthony F. Cordeiro                     27,050           10,140                 3,452                    -             40,642
Scott W. Costa, P.E.                    17,025           10,820                     -                    -             27,845
Paul C. Downey                          34,500           10,140                 3,547                    -             48,187
Melvyn A. Holland                       11,900           10,140                 3,016                    -             25,056
Jean F. MacCormack, Ed.D.               14,775           10,820                     -                    -             25,595
Francis A. Macomber                     13,500           10,140                13,008                    -             36,648
Joan Parkos Moran                       24,125           10,820                     -                    -             34,945
Majed Mouded, MD                        12,700           10,140                     -                    -             22,840
Shaun O'Hearn, Sr.                      25,750           10,140                     -                    -             35,890
Lawrence J. Oliveira, DDS               28,700           10,140                     -                    -             38,840
William J. Piccerelli, CPA, CVA          3,000             -                        -                    -              3,000
Carl Ribeiro                            20,125           10,820                     -                    -             30,945
William J. Sullivan                     16,800           10,140                 4,515                    -             31,455
David F. Westgate                       38,200           10,140                     -                    -             48,340

------------------
(1)   Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)   Represents the compensation cost recognized for the fiscal year for options to purchase shares of the Company common stock outstanding to the director, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption "Slade's Ferry Bancorp. 2004 Equity Incentive Plan (2004 Plan)" in Footnotes 15,
      "Stock Compensation Plans" to the audited financial statements, included in the 2006 Annual Report on Form 10-K.
(3)   Reflects for each individual the increase (if any) for the fiscal year in the present value of the individual's accrued benefit (whether or not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual's accrued benefit under each such plan in accordance with Accounting
      Principals Board Opinion No. 12.

Compensation Discussion and Analysis

      The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs. The committee reviews the compensation and benefits programs for all executive officers on an annual basis. Compensation of the President and Chief Executive Officer, Mary Lynn D. Lenz, and other executive officers for the fiscal year 2006 was determined by the Board of Directors. Ms. Lenz did not participate in the committee's decisions regarding her own compensation review and recommendation in 2006 or in prior years.

      Our compensation program for executive officers consists of: base salary, annual bonuses, long-term incentive awards and supplemental executive retirement plans. These elements are intended to provide an overall compensation package that is commensurate with our financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interests with those of the Company's shareholders.

      Under our structured compensation system, each position has been scored using a point factor analysis system. Jobs with similar point totals, indicating similar levels of responsibility and authority, have been grouped together. Salary ranges have been assigned to these job groupings. Officers' evaluations are based on performance to established standards, the standards having been written into each job description. This measurement to standards then dictates the level of merit increase proposed for each officer within guidelines set forth annually.

Relation to Business Strategy

      The Compensation Committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of our shareholders, and competitiveness with the external marketplace. To this end, the Compensation Committee reviewed the compensation practices of a peer group of companies with similar size and business mix to us in order to develop recommendations for executive officers.

      In order to ensure competitive compensation levels, the adequacy of the salary ranges and each officer's current compensation level is tested annually through the use of competitive market data. We currently use a Banking Compensation Report, produced by an independent consulting company, Pearl Meyer & Partners. In 2006, the data collected was from three sources: Wyatt Financial Services Survey, Clark Banking Survey, and a proxy peer group consisting of 35 publicly traded banks with assets from $300M to $1.0B in New York, Massachusetts, Connecticut, Maine, and New Hampshire.

      Each officer position is reviewed annually and compared against competitive market data. This information is analyzed by the Compensation Committee whereby each officer's performance and merit increase recommendations are presented.

      The Compensation Committee reviews the performance of the President and Chief Executive Officer. This review is qualitative in nature and takes into consideration such factors as overall performance, improvement in shareholder value, preservation and constant enhancement of the corporate image, including our leadership and involvement in the community, efficient use of financial and human resources, and our overall financial performance.

Elements of the Compensation Program

      Each individual element of the compensation program echoes the overall expectations of the compensation program as it relates to our business strategy. Our compensation program aims to attract and retain the most qualified professionals, while motivating current employees to excel. Base Salaries

      As noted above, salary levels recommended by the Compensation Committee are intended to be competitive with salary levels of the companies in the our peer groups, commensurate with the executive officers' respective duties and responsibilities, and reflect our financial performance. The President and Chief Executive Officer's salary is tested against the market data noted above. The purpose of this compensation element is to provide a fair and competitive base salary to assure retention of experienced personnel.

Bonuses

      Bonuses are predicated on the achievement of the current year's budgeted earnings as established independently by the Compensation Committee. The bonus is applied if the target earnings level is obtained and adjusted incrementally if the earnings fall below target. The target excludes extraordinary income and expense items and gains or losses recognized on the sale of securities. The purpose of this compensation element is to provide a motivational force for personnel.

Stock Options

      The Compensation Committee also awards stock options to officers as provided under the discretionary grant program of the Slade's Ferry Bancorp. 2004 Equity Incentive Plan. In making any determinations as to persons to whom options are granted and the number of stock options granted, the Compensation Committee takes into account the duties of the respective individual, their contribution to our success during the year, and such other factors as the Compensation Committee deems relevant. The purpose of this compensation element is two-fold: it seeks to both retain and motivate employees.

Employment Agreements

      The Company has entered into employment agreements with Ms. Lenz, Mr. Tavares, and Ms. McLaughlin in order to secure the services of each named executive officer in their respective positions, to safeguard against recruitment of the named executive officers by competitors, and to generally provide stability during solicited or unsolicited merger or takeover negotiations. The employment agreement with Ms. Lenz has a fixed term of three
(3) years, while the employment agreements with Mr. Tavares and Ms. McLaughlin are for a fixed term of two (2) years. These agreements may be renewed annually after a review of the executive's performance. These agreements currently provide for minimum annual salaries of $315,000, $138,383, and $175,000, respectively, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They are also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for as long as the executives are subject to suit for the performance of services thereafter. The employment agreements provide for customary non-competition, confidentiality and non-solicitation provisions during the period of employment and continuing for a period of two years thereafter.

      The Company may terminate each executive's employment, and each executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, the Company will owe the executive severance benefits generally equal to the value of the cash compensation, value of employer contributions to employer-provided benefit plans and fringe benefits that the executive would have received if he or she had continued working for the remaining unexpired term of the agreement. In addition, the severance benefits of Ms. Lenz and Mr. Tavares would provide for full vesting in the SERPs in place with such executives provides for transfer to Ms. Lenz of her employer-provided vehicle at no cost and provides Mr. Tavares with the right to purchase his employer-provided vehicle at fair market value. The same severance benefits would be payable if the executive resigns during the term following: a loss of title, office or membership on the board of directors; material reduction in duties, functions or responsibilities; involuntary relocation of the executive's principal place of employment to a location over 50 miles in distance from the Bank's principal office or other material breach of contract which is not cured within 30 days.

      For 90 days after a change in control, each executive may resign for any reason and collect severance benefits as if he or she has been discharged without cause. If the Company or the Bank experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code ("Code"), a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments.

      Under the employment agreement with Ms. Lenz, the Company would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive will retain approximately the same net-after tax amounts under the employment agreement that she would have retained if there were no 20% excise tax. The effect of this provision is that the Company, rather than the executive, bears the financial cost of the excise tax. Neither the Company nor the Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment. Under the employment agreements with Mr. Tavares and Ms. McLaughlin, the amounts payable under their respective employment agreements shall be reduced to result in no portion of the amounts payable under the employment agreements being non-deductible to the Bank or Company (or any successor thereto) by reason of Section 280G of the Code.

Supplemental Executive Retirement Plans

      In 1996, Slade's Ferry Trust Company entered into a Supplemental Executive Retirement Agreement (SERP) with Mr. Tavares, which provides a payment to Mr. Tavares of $1,500 per month for 120 months upon his retirement. Slade's Ferry Bancorp. entered into a SERP with Ms. Lenz in 2003, substantially similar to the agreement with Mr. Tavares which provides a payment to Ms. Lenz of $3,000 per month for 120 months upon her retirement and further provides for the provision of life time medical insurance for Ms. Lenz and her spouse. The SERPs also contain certain non-competition restrictions applicable to the executives.

Reasons for Compensation Decisions

Chief Executive Officer's Compensation

      The Chief Executive Officer's compensation in 2006 reflected the overall performance of Ms. Lenz during 2006, and is supported by the expansion of our customer base, earnings per share attainment, and the overall quality and growth of our assets. Based on the foregoing criteria, Ms. Lenz received a salary adjustment on January 1, 2006. This adjustment brought her base salary to $315,000. Ms. Lenz was also awarded a bonus of $49,140 which was paid in February of 2007 for services rendered during the calendar year 2006. In addition, a specialized market study of peer institution proxies and salary surveys completed during 2006 revealed the competitiveness of Ms. Lenz's compensation.

Executive Vice President's Compensation

      The Executive Vice President's compensation in 2006 reflected the overall performance of Ms. McLaughlin during 2006, and is supported by our growth and success during this period. On April 1, 2006, Ms. McLaughlin received a salary adjustment to $150,400 based on her performance. During 2006, a market study was completed to assure the competitiveness of Ms. McLaughlin's compensation. This study, comprised of information from peer institutions with similar asset size, as well as salary surveys, revealed that Ms. McLaughlin's compensation was below the industry average. Based on this information, Ms. McLaughlin's salary was adjusted to $175,000 effective October 1, 2006. Ms. McLaughlin was also awarded a bonus of $52,500 which was paid in February of 2007 for services rendered during the calendar year 2006.

Senior Vice President's Compensation

      The Senior Vice President's compensation during 2006 reflected Mr. Tavares' overall performance during 2006, and is supported by the overall growth and quality of our assets. On April 1, 2006, Mr. Tavares received a salary adjustment to $134,980 based on his performance. On September 30, 2006, Mr. Tavares' salary was adjusted to $84,363 due to a decrease in scheduled hours, from 40 hours per week to 25 hours per week. Mr. Tavares was also awarded a bonus of $36,990 which was paid in February of 2007 for services rendered during the calendar year 2006.

Compensation Committee Report

      The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and has discussed it with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement

                                       Slade's Ferry Bancorp.
                                       Compensation Committee

                                       Paul C. Downey, Chair
                                       Jean F. MacCormack, Ed.D
                                       Joan Parkos Moran
                                       William J. Sullivan
                                       David F. Westgate

      The table below sets forth for 2006 the compensation of each of our named executive officers.


                                                     SUMMARY COMPENSATION TABLE

                                                                                          Change in
                                                                                        Pension Value
                                                                                              and
                                                                        Non-Equity       Nonqualified
                                                            Option    Incentive Plan       Deferred         All Other
Name & Principal                     Salary      Bonus      Awards     Compensation      Compensation     Compensation
    Positions               Year     (1)($)      (1)($)     (2)($)          ($)         Earnings (3)($)       (4)($)      Total ($)
------------------------    ----     ------      ------     ------    --------------    ---------------    ------------   ---------

Mary Lynn D. Lenz,          2006    $315,000    $49,140    $72,000          $-              $    -           $40,981      $477,121
President & Chief
Executive Officer

Deborah A. McLaughlin,      2006    $153,385    $52,500    $ 7,200          $-              $    -           $23,506      $236,591
Executive Vice President
Chief Financial Officer,
Chief Operation Officer
and Treasurer

Manual J. Tavares,          2006    $120,864    $36,990    $ 7,200          $-              $7,172           $23,129      $195,355
Senior Vice President

------------------
(1)   The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to applicable compensation plans.
(2)   Represents the compensation cost recognized for the fiscal year for options to purchase shares of common stock outstanding to the named executive officer, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption "Slade's Ferry Bancorp. 2004 Equity Incentive Plan (2004 Plan)" in Footnotes 15, "Stock
      Compensation Plans" to the audited financial statements, included in the 2006 Annual Report on Form 10-K.
(3)   Reflects for each named executive officer the increase (if any) for the fiscal year in the present value of the individual's accrued benefit (whether not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual's accrued benefit under each such plan in accordance with Statement of
      Financial Accounting Standards 87 ("FAS 87") as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year.
(4)   The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figure shown for each named executive officer includes the following items for Ms. Lenz,
      Ms. McLaughlin, and Mr. Tavares, respectively: (a) automobile: $12,783, $11,253, and $2,524; (b) SERP: $9,482, $0, and
      $7,739; (c) company contributions to 401(k) and profit sharing plans: $15,304, $11,354, and $10,301; and (d) life, post-retirement medical and long-term disability insurance premiums: $2,817, $899, and $2,576. We provide certain non-cash perquisites and personal benefits to each named executive officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

Compensation Decision-Making Policies and Procedures.

      Decision-Making and Policy-Making. As a NASDAQ Stock Market listed company, we must observe governance standards that require executive officer compensation decisions to be made or recommended to the Board of Directors by the independent director members of our board or by a committee of independent directors. Consistent with these requirements, our Board of Directors has established a Compensation Committee all of whose members are independent directors.

      The Compensation Committee has been delegated authority from our board to oversee executive compensation by approving salary increases and by reviewing general personnel matters such as staff performance evaluations. The Compensation Committee has established a compensation program that consists of three components: (1) base salary; (2) bonus; (3) long-term incentives (e.g., stock options, restricted stock, deferred compensation, and fringe benefits); and (4) supplemental executive retirement plans.

      During the 2006 fiscal year, the Compensation Committee met 15 times to discuss matters consistent with its duties. It considers the expectations of the Chief Executive Officer with respect to her own compensation and her recommendations with respect to the compensation of more junior executive officers, as well as empirical data and the recommendations of advisors. The Compensation Committee does not delegate its duties to others.

      Use of Outside Advisors and Survey Data. The Compensation Committee uses its own criteria coupled with peer group comparisons of similar size and business mix as well as with a Banking Compensation Report produced by an independent consulting company, Pearl Meyer & Partners, to establish the Chief Executive Officer and the Chief Financial Officer's base salary.

Compensation Committee Interlocks and Insider Participation

      During 2006 there were no interlocking relationships between members of the Compensation Committee or executive officers of Slade's Ferry Bancorp. and corporations with respect to which such persons are affiliated.

2004 Equity Incentive Plan

      The Company has an equity incentive plan, the ("2004 Plan"), in effect which was approved by shareholders on May 10, 2004 at the 2004 Annual Meeting of Shareholders. The maximum number of shares of stock reserved and available for issuance under the 2004 Plan is 300,000 shares, subject to adjustment as provided in the plan (through the application of certain anti-dilution provisions); provided that not more than 100,000 shares shall be issued in the form of unrestricted stock awards, restricted stock awards or deferred stock awards.

      Stock options otherwise granted under the 2004 Plan may be either incentive stock options or non-qualified stock options. The exercise price for incentive stock options granted to employees shall not be less than 100 percent of the fair market value of the underlying stock at grant date. No stock option shall be exercisable more than 10 years after the date the stock option is granted.

      Each non-employee director who is serving as director of the Company on the day after each annual meeting of shareholders or any special meeting in lieu thereof, beginning with the 2004 annual meeting, shall automatically be granted on such day a non-qualified stock option to acquire 2,000 shares of stock, the exercise price to be fair market value on date of grant. No stock option shall be exercisable more than 10 years after the grant date.

      Unrestricted stock awards may be granted in respect of past services or other valid consideration. Restricted stock awards may also be granted and entitle the recipient to acquire, at such purchase price as determined by the Company, shares of stock subject to such restrictions and conditions as the Company may determine at time of grant. A deferred stock award, also permissible under the terms of the plan, is an award of restricted unit to a grantee, subject to restrictions and conditions as the Company may determine at time of grant. If any restricted stock award or deferred stock award granted is intended to qualify as "performance-based compensation," such sward shall comply with provisions as set forth in the 2004 Plan.

      The following tables set forth information regarding stock options and similar equity compensation outstanding at December 31, 2006, whether granted in 2006 or earlier, including awards that have been transferred other than for value.

                                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

                                                                 Option Awards
                         --------------------------------------------------------------------------------------------
                                                     Number of
                                                     Securities
                         Number of Securities        Underlying
                              Underlying            Unexercised
                         Unexercised Options        Options (#)                                    Option Expiration
Name                        (#) Exercisable      Unexercisable (1)    Option Exercise Price ($)           Date
---------------------    --------------------    -----------------    -------------------------    -----------------

Mary Lynn D. Lenz                4,000                    -                     $14.59                 04/14/2008
                                30,000                 10,000                   $19.55                 11/08/2014

Deborah A. McLaughlin            1,125                    -                     $18.55                 09/30/2008
                                 9,000                    -                     $19.55                 11/08/2014

Manuel J. Tavares                1,335                    -                     $18.55                 09/30/2008
                                 9,000                    -                     $19.55                 11/08/2014

------------------
(1)   Options will be exercisable on 05/26/2007.

401(k) Plan

      The Company has a 401(k) Plan in which substantially all employees who attain the age of 21 and complete three months of service are eligible to participate. Employees may contribute up to 100 percent of their compensation subject to certain limits imposed by federal tax law. The Company makes matching contributions equal to 3 percent of the first 6 percent of an employee's compensation contributed to the Plan. Matching contributions vest to the employee after a one-year period.

      Employees who attain age 21 and complete one year of service (1,000 hours) are also eligible to receive profit sharing contributions under the 401(k) Plan. The Company contributes amounts at the Company's discretion.

Post-Employment Compensation

Pension Benefits

      Defined Benefit Pension Plan. Prior to 1998, the Company maintained a defined benefit pension plan which provided retirement benefits to each established officer and employee. An employee must have been age 21 and have served with the Company one (1) full year of service to have been eligible. The annual benefits formula for normal retirement age of 65 provided for 1.5% of total salary plus 0.5% of compensation in excess of $9,000 per year of service to a maximum of 35 years.

      Annual compensation for benefits is capped at $160,000, per Internal Revenue Code Section 401(a)(17), and is computed using a consecutive three year average. Benefits shown are payable as a life annuity at age 65 and will not be subject to reductions because of social security benefits. Benefit accruals and Plan participation were frozen by amendment effective December 31, 1997. As of January 1, 1998,

Manuel J. Tavares had 11 years of credited service attributable to his benefits under the defined contribution plan reflected in the Summary Compensation Table.

      As of December 31, 1997, the Company elected to curtail the employees' defined benefit pension plan. This decision was based on the costs associated with the defined benefit plan, and the complexities of the marketability of the Plan to its employees. The Company in turn has established a profit sharing type retirement plan effective January 1, 1998, which provides the employee with full investment direction of the funds allocated to his or her account. The contribution by the Company to the new profit sharing plan is an amount to be fixed each year by the Board of Directors. In 2004, a large contribution was made to the defined benefit plan so that it is now in a favorable funding position. Upon plan termination, participants will be given the choice of a deferred annuity payable at their retirement date or a lump sum payment in lieu of that annuity. Any lump sum payment made in connection with the termination of the defined benefit plan can be rolled over into the profit sharing plan if the participant so elects.

      The following table sets forth information regarding pension benefits accrued by the named executive officers during the last fiscal year.

                                    PENSION BENEFITS TABLE

                                              Number of
                                               Years of      Present Value        Payments
                                               Credited      of Accumulated      During Last
Name                        Plan Name       Service (#)(1)   Benefit ($)(1)    Fiscal Year ($)
---------------------    ---------------    --------------   --------------    ---------------

Mary Lynn D. Lenz              SERP              N/A            $127,082             $ -

Deborah A. McLaughlin          N/A               N/A                 N/A             N/A

Manuel J. Tavares        Retirement Plan          11            $151,714               -
                               SERP              N/A            $ 80,272               -

------------------
(1)   The figures shown are determined as of the plan's measurement date during 2006 under FAS
      87 for purposes of the Company's audited financial statements. For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption "Pension Plan" in Footnote 14, "Employee Benefit Plans" to the audited financial statements, included in the 2006 Annual Report on Form 10-K.

Termination and Change in Control Benefits

      The Company provides additional benefits, not included in the previous tables, to the named executive officers in the event of retirement or termination of employment in certain circumstances and in the event of a change in control. The following table provides an estimate of the value of such benefits, assuming termination of employment or a change in control occurred on December 31, 2006.

                                          Mary Lynn D. Lenz    Deborah A. McLaughlin    Manuel J. Tavares
                                          -----------------    ---------------------    -----------------

Retirement
  Retiree Health (1)                           $ 83,605               $      -               $ 71,470
Early Retirement
  Early Retirement Subsidy                            -                      -                      -
  Retiree Health (1)                                  -                      -                      -
Disability
  Disability Retirement Subsidy                       -                      -                      -
  Stock Option Vesting (2)                            -                      -                      -
Death
  Stock Option Vesting (2)                            -                      -                      -

Discharge w/o Cause or Resignation w/o
Good Reason - no Change in Control
  Lump Sum Cash Payment (3)                     931,289                374,860                304,676
  Health Insurance/LTD (4)                       17,986                    695                  9,592
  Other in-kind benefits (5)                    205,425                 74,076                 75,740

Discharge w/o Cause or Resignation w/o
Good Reason - Change in Control
  Stock Option Vesting (2)                            -                      -                      -
  Lump Sum Cash Payment (3)                     931,289                374,859                304,676
  Health Insurance/LTD (4)                       17,986                    695                  9,592
  Other in-kind benefits (5)                    205,425                 74,076                 75,740
  Golden Parachute Excise Tax
   Gross-up Payment (6)                         630,453                      -                      -

Change in Control - No Termination
of Employment
  Stock Option Vesting (2)                            -                      -                      -

------------------
(1)     The named executives, and their respective spouses, are entitled to health insurance coverage for life. The reported figure reflects the estimated present value of the future premium cost of such benefits for the named individual.
(2)     All stock options granted under the stock option plans provide for full vesting upon death, disability, or change in control. The figures shown reflect the in-the-money value of those stock options that would accelerate, calculated based on the positive difference between the option exercise price and $17.454, which is the closing sales price for a share of our common stock on
        December 29, 2006.
(3)     The employment agreements provide for a lump sum cash payment equal to the present value of the salary payments, estimated cash incentives and additional qualified and non-qualified benefit plan benefits that would be earned during the remaining contract term.
(4)(5)  The employment agreements in effect provide for continued health, life and other insurance benefits for the remaining contract term, with an offset for benefits provided by a subsequent employer. The figure shown represents the present value of continued insurance benefits for a fixed period of three years and assumes no offset for benefits provided by a subsequent employer, calculated on the basis of the assumptions used by The Company in measuring its liability for retiree benefits other than pensions for financial statement purposes under FAS 106.
(6)     The employment agreements in effect for Ms. Lenz provides that the company will indemnify her, on a net after-tax basis, against the effects of a 20% federal excise tax that is applied to payments that are contingent on a change in control, where the aggregate value of such payments equals or exceeds 3 times the individual's average 5-year W-2 earnings for the period of five consecutive calendar years ending prior to the date of the change in control. The figure shown reflects an estimate of the indemnification payment that would be due.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to report to the Securities and Exchange Commission their initial ownership of the Company's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to disclose in this Proxy Statement any late filings or failures to file.

      Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to the executive officers and directors during fiscal 2006 were met, with the exception of the following: Form 4 filings for directors Scott Costa, Jean MacCormack, Joan Parkos Moran, and Carl Ribeiro reflecting shares of stock options granted under the 2004 Plan on May 17, 2006 were filed late on May 24, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Slade's Ferry Trust Company makes loans to its directors and executive officers in the ordinary course of business. At December 31, 2006, loans and open lines of credit to executive officers, directors and their associates totaled $11,288,000. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. None of these loans have been disclosed as nonaccrual, past due, restructured or potential problems.

      It is the written policy of the Board of Directors that a majority of the disinterested members of the entire Board of Directors must approve in advance any and all extensions of credit to any executive officer, director, or principle shareholder and their related interests regardless of the amount of the loan. The interested party may not participate either directly or indirectly in the voting on such an extension of credit.

      In addition, if an officer or director has an interest in a matter or transaction before the Board of Directors, such individual must disclose to the Board of Directors all material non-privileged information relevant to the Board of Directors' decision on the matter or transaction, including: (1) the existence, nature and extent of their interest; and (2) the facts known to the individual as to the matter or transaction under consideration. The individual must also refrain from participating in the discussion of the matter or transaction and may not vote on the matter or transaction.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

      If you wish to submit proposals to be included in our Proxy Statement for the 2008 Annual Meeting of Shareholders of Slade's Ferry Bancorp., we must receive them on or before December 11, 2007, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require Slade's Ferry Bancorp. to include in its Proxy Statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the rules and regulations promulgated by the SEC under the Exchange Act. If a shareholder wishes to submit a proposal to the 2008 Annual Meeting without including such proposal in the Proxy Statement for that meeting, that proposal will be considered untimely, and the proxies solicited by your Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the company is not notified of such proposal by February 25, 2008.

                                       By Order of the Board of Directors,

                                       /s/ Peter G. Collais

                                       Peter G. Collias
                                       Clerk/Secretary


Dated: April 10, 2007

[X] PLEASE MARK VOTES           REVOCABLE PROXY
    AS IN THIS EXAMPLE       SLADE'S FERRY BANCORP.

                        PROXY SOLICITED ON BEHALF OF THE
                              BOARD OF DIRECTORS
                    ANNUAL SHAREHOLDERS MEETING MAY 16, 2007

      The undersigned hereby appoint(s) Peter G. Collias, Shaun O'Hearn, Sr. and Carl Ribeiro, or any one of them as my/our true and lawful attorney, with full power of substitution, for me/us and in my/our name to vote, as designated below, all the sharesof common stock of Slade's Ferry Bancorp. held of record by the undersigned on March 16, 2007, at the Annual Meeting of shareholders of Slade's Ferry Bancorp. to be held at the Advanced Technology and Manufacturing Center, 151 Martine Street, Fall River,Massachusetts 02723 on Wednesday, May 16, 2007 at 10:00 a.m. or at any adjournment thereof, with all powers I/we should possess if personally present, hereby revoking all previous proxies.

      The Board of Directors of Slade's Ferry Bancorp. recommends that you vote "For theproposal set forth below.

                                                                With-   For All
                                                          For   hold    Except
(1) To elect Paul C. Downey, Mary Lynn D. Lenz,           [ ]    [ ]      [ ]
Majed Mouded, MD, William J. Piccerelli, CPA, CVA, and
David F. Westgate as Class Three Directors for a term of three years.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee(s)'s name in the space provided below.

-------------------------------------------------------------------------------

In their discretion, the proxies are authorized to consider and act upon such other business matters or proposals as may properly come before the meeting.

The shares represented by the proxy will be voted as directed by the undersigned. It is the intention of proxies to vote "FOR" the proposal set forth under Item 1 and in their discretion upon such business as may properly come before the meeting if no contrary instruction is indicated.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND    [ ]
THE MEETING.


Please be sure to sign and date      ___________________________
this Proxy in the box below.        |Date                       |
____________________________________|___________________________|
|                                                               |
|                                                               |
|                                                               |
|                                                               |
___Shareholder sign above______Co-holder (if any) sign above____|

                   Detach above card, sign, date and mail in
                        postage paid envelope provided.

                            SLADE'S FERRY BANCORP.
                            SOMERSET, MASSACHUSETTS
 _____________________________________________________________________________
|In signing, please write name(s) exactly as appearing in the imprint on this | |proxy. If signing as Executor, or in any other representative capacity, or as|
|an officer of a corporation, please indicate your full title as such.        |
|                                                                             |
|                   Please date, sign and return this proxy                   |
|                     in the enclosed envelope promptly.                      |
______________________________________________________________________________

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

_____________________________

_____________________________

_____________________________